UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2010 (February 17, 2010)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 23, 2010, Alcoa Inc. (the “Company”) announced that Bernt Reitan, Executive Vice President and Group President, Global Primary Products of the Company, will retire effective August 1, 2010 after nearly 40 years working in the aluminum industry. He will assume the position of Chairman’s Counsel on March 1, 2010 until his retirement. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

(e) On February 17, 2010, the Compensation and Benefits Committee of the Board of Directors of the Company approved the Company’s entering into a two-year consulting agreement with Mr. Reitan effective August 1, 2010. Under the agreement, Mr. Reitan will be paid $125,000 per year for consulting services to the Company’s Global Primary Products Group, plus reimbursement of reasonable expenses, and when available, the Company will provide office space and support for Mr. Reitan in its office in Oslo, Norway, or at one of its other offices if necessary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Kurt R. Waldo
Name:	Kurt R. Waldo
Title:	Vice President and General Counsel

Date: February 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated February 23, 2010.

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